Exhibit 4.11

Twentieth Supplemental Indenture (this “Supplemental Indenture”), dated as of February 28, 2025, among MPT Springstone REIT, Inc. (the “Guaranteeing Subsidiary”), a subsidiary of MPT Operating Partnership L.P., a Delaware limited partnership (“Opco”), Opco, MPT Finance Corporation (“Finco” and, together with Opco, the “Issuers”), Medical Properties Trust, Inc., a Maryland corporation (“Parent”), and Wilmington Trust, National Association, as trustee (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuers, Parent, certain subsidiaries of the Issuers and the Trustee have heretofore executed an Indenture (the “Base Indenture”), dated as of October 10, 2013, providing for the issuance by the Issuers of one or more series of debt securities from time to time;

WHEREAS, the Issuers, Parent and the Trustee have heretofore executed (i) the Twelfth Supplemental Indenture (the “Twelfth Supplemental Indenture”), dated as of September 21, 2017, which supplements the Base Indenture, and the Base Indenture as so supplemented by the Twelfth Supplemental Indenture governs the Issuers 5.000% Senior Notes due 2027 (the “2027 Notes”), (ii) the Thirteenth Supplemental Indenture (the “Thirteenth Supplemental Indenture”), dated as of July 26, 2019, which supplements the Base Indenture, and the Base Indenture as so supplemented by the Thirteenth Supplemental Indenture governs the Issuers’ 4.625% Senior Notes due 2029 (the “2029 Notes”), (iii) the Fifteenth Supplemental Indenture (the “Fifteenth Supplemental Indenture”), dated as of December 5, 2019, which supplements the Base Indenture, and the Base Indenture as so supplemented by the Fifteenth Supplemental Indenture governs the Issuers’ 3.692% Senior Notes due 2028 (the “2028 Notes”), (iv) the Sixteenth Supplemental Indenture (the “Sixteenth Supplemental Indenture”), dated December 4, 2020, which supplements the Base Indenture, and the Base Indenture as so supplemented by the Sixteenth Supplemental Indenture governs the Issuers’ 3.500% Senior Notes due 2031 (the “2031 Notes”), (v) the Eighteenth Supplemental Indenture (the “Eighteenth Supplemental Indenture”), dated as of March 24, 2021, which supplements the Base Indenture, and the Base Indenture as so supplemented by the Eighteenth Supplemental Indenture governs the Issuers’ 3.375% Senior Notes due 2030 (the “2030 Notes”), and (vi) the Nineteenth Supplemental Indenture (the “Nineteenth Supplemental Indenture” and collectively with the Twelfth Supplemental Indenture, the Thirteenth Supplemental Indenture, the Fifteenth Supplemental Indenture, the Sixteenth Supplemental Indenture and the Eighteenth Supplemental Indenture, the “Existing Supplemental Indentures”), dated as of October 6, 2021, which supplements the Base Indenture, and the Base Indenture as so supplemented by the Nineteenth Supplemental Indenture governs the Issuers’ 0.993% Senior Notes due 2026 (the “2026 Notes” and collectively with the 2027 Notes, the 2029 Notes, the 2028 Notes, the 2031 Notes, the 2030 Notes, the “Existing Notes”);

WHEREAS, (i) Section 5.14 of the Twelfth Supplemental Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest in respect of the 2027 Notes on a senior basis and all other obligations under the Base Indenture as supplemented by the Twelfth Supplemental Indenture (the “2027 Note Guarantee”), (ii) Section 5.14 of the Thirteenth Supplemental Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest in respect of the 2029 Notes on a senior basis and all other obligations under the Base Indenture as supplemented by the Thirteenth Supplemental Indenture (the “2029 Note Guarantee”), (iii) Section 5.14 of the Fifteenth Supplemental Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest in respect of the 2028 Notes on a senior basis and all other obligations under the Base Indenture as supplemented by the Fifteenth Supplemental Indenture (the “2028 Note Guarantee”), (iv) Section 5.14 of the Sixteenth Supplemental Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest in respect of the 2031 Notes on a senior basis and all other obligations under the Base Indenture as supplemented by the Sixteenth Supplemental Indenture (the “2031 Note Guarantee”), (v) Section 5.14 of the Eighteenth Supplemental Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest in respect of the 2030 Notes on a senior basis and all other obligations under the Base Indenture as supplemented by the Eighteenth Supplemental Indenture (the “2030 Note Guarantee”) and (vi) Section 5.14 of the Nineteenth Supplemental Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest in respect of the 2026 Notes on a senior basis and all other obligations under the Base Indenture as supplemented by the Nineteenth Supplemental Indenture (the “2026 Note Guarantee” and collectively with the 2027 Note Guarantee, the 2029 Note Guarantee, the 2028 Note Guarantee, the 2031 Note Guarantee and the 2030 Note Guarantee, the “Note Guarantees”); and

WHEREAS, pursuant to Section 10.01(a)(4) of each of the Existing Supplemental Indentures, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

(1) Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the applicable Existing Supplemental Indenture.

(2) Agreement to Guarantee. The Guaranteeing Subsidiary acknowledges that it has received and reviewed a copy of the Base Indenture and each Existing Supplemental Indenture and all other documents it deems necessary to review in order to enter into this Supplemental Indenture, and acknowledges and agrees to (i) join and become a party to the Base Indenture as supplemented by each Existing Supplemental Indenture as indicated by its signature below, (ii) be bound by the Base Indenture as supplemented by each Existing Supplemental Indenture, as of the date hereof, as if made by, and with respect to, each signatory hereto and (iii) perform all obligations and duties required of a Subsidiary Guarantor pursuant to the Base Indenture as supplemented by each Existing Supplemental Indenture. The Guaranteeing Subsidiary hereby agrees to provide (i) the 2027 Note Guarantee, (ii) the 2029 Note Guarantee, (iii) the 2028 Note Guarantee, (iv) the 2031 Note Guarantee, (v) the 2030 Note Guarantee and (vi) the 2026 Note Guarantee, in each case, on the terms and subject to the conditions set forth in the Base Indenture as supplemented by the applicable Existing Supplemental Indenture, including, but not limited to, Section 5.14(b) and Article XI of the applicable Existing Supplemental Indenture.

(3) Execution and Delivery. The Guaranteeing Subsidiary agrees that each Note Guarantee shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Existing Notes.

(4) No Recourse against Others. No recourse for the payment of the principal of, premium, if any, or interest on the Note Guarantees or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Issuers or the Guarantors in this Supplemental Indenture, or in the Note Guarantees or because of the creation of any Indebtedness represented hereby, shall be had against any incorporator, stockholder, officer, director, employee or controlling person of the Issuers, Parent, the Guaranteeing Subsidiary or of any successor Person thereof. Each Holder, by accepting the Notes, waives and releases all such liability. Such waiver and release are part of the consideration for issuance of the Notes.

(5) Governing Law. This Supplemental Indenture will be governed by and construed in accordance with the laws of the State of New York.

(6) Counterparts. All parties may sign any number of copies of this Supplemental Indenture. Each signed copy or counterpart shall be an original, but all of them together represent the same agreement. This Supplemental Indenture may be executed in multiple counterparts which, when taken together, shall constitute one instrument. Delivery of an executed counterpart of a signature page to this Supplemental Indenture by facsimile, .pdf transmission, email or other electronic means shall be effective as delivery of a manually executed counterpart of this Supplemental Indenture.

(7) Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

(8) The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuers, Parent and the Guaranteeing Subsidiary.

(9) Benefits Acknowledged. Each of the Guaranteeing Subsidiary’s Note Guarantees are subject to the terms and conditions set forth in the Base Indenture as supplemented by the applicable Existing Supplemental Indenture. The Guaranteeing Subsidiary acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Base Indenture as supplemented by the Existing Supplemental Indentures and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to this Supplemental Indenture are knowingly made in contemplation of such benefits.

(10) Successors. All agreements of the Issuers, Parent and the Guaranteeing Subsidiary in this Supplemental Indenture shall bind their respective successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

(11) Ratification of Base Indenture as Supplemented by Existing Supplemental Indentures; Supplemental Indenture Part of Base Indenture as Supplemented by Existing Supplemental Indentures. Except as expressly amended hereby, the Base Indenture as supplemented by the Existing Supplemental Indentures is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Base Indenture as supplemented by the Existing Supplemental Indentures for all purposes, and every Holder shall be bound hereby.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

MPT SPRINGSTONE REIT, INC.
By:	/s/ R. Steven Hamner
Name: R. Steven Hamner
Title: Executive Vice President & CFO

MPT OPERATING PARTNERSHIP, L.P. By: Medical Properties Trust, LLC, Its General Partner By: Medical Properties Trust, Inc., Its Sole Member
By:	/s/ R. Steven Hamner
Name: R. Steven Hamner
Title: Executive Vice President & CFO
MPT FINANCE CORPORATION
By:	/s/ R. Steven Hamner
Name: R. Steven Hamner
Title: Executive Vice President & CFO
MEDICAL PROPERTIES TRUST, INC.
By:	/s/ R. Steven Hamner
Name: R. Steven Hamner
Title: Executive Vice President & CFO
WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee
By:	/s/ Michael H. Wass
Name: Michael H. Wass
Title: Vice President